Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to SECTION 240.14a-11(c) or
     SECTION 240.14a-12


                    U.S. Physical Therapy, Inc.
         (Name of Registrant as Specified In Its Charter)



        (Name of Person(s)Filing Proxy Statement if other
                         than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4)   Proposed maximum aggregate value of transaction:

               5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:
                   U.S. PHYSICAL THERAPY, INC.
                 3040 Post Oak Blvd., Suite 222
                      Houston, Texas  77056
                          (713) 297-7000
             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MAY 25, 1999
                    _________________________

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of
Stockholders (the "Annual Meeting") of U.S. Physical Therapy, Inc. (the "Company") will be held on Tuesday, May 25, 1999, at 10:00 a.m. (CDT), at the Company's office at 3040 Post Oak Boulevard,
Suite 222, Houston, Texas, for the following purposes:

     (1)    To elect nine directors; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on April 19, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                              By Order of the Board of Directors

                              /s/ Dorothy N. Flato

                              Dorothy N. Flato
                              Corporate Secretary and Treasurer

Houston, Texas
April 29, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   U.S. PHYSICAL THERAPY, INC.
                  3040 Post Oak Blvd., Suite 222
                     Houston, Texas  77056
                          (713) 297-7000

                        PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS
                           MAY 25, 1999
                    _________________________

         SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished to stockholders of U.S. Physical Therapy, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of the Company, to be held on Tuesday, May 25, 1999, at 10:00 a.m. (CDT), at the Company's office at 3040 Post Oak Boulevard, Suite 222, Houston, Texas, and at any adjournments thereof.

     The Annual Meeting has been called for the following purposes:
(1) to elect nine directors and (2) to transact such other business as may properly come before the meeting or any adjournments thereof. If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Properly executed but unmarked proxies will be voted FOR the election of the nine nominees of the Board of Directors as directors. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors. This Proxy Statement is initially being mailed to stockholders on or about April 29, 1999.

     The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by delivering to the Company a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation with Dorothy N. Flato, Corporate Secretary and Treasurer of the Company, at 3040 Post Oak Boulevard, Suite 222, Houston, Texas 77056.

     The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     The securities which can be voted at the Annual Meeting consist of shares of common stock of the Company with each share entitling its owner to one vote on all matters. There is no cumulative voting in the election of directors. The close of business on April 19, 1999 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of the Company's common stock outstanding as of such date was 3,621,609. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Directors of the Company will be elected by a plurality vote of the votes cast at the Annual Meeting. Abstentions and broker non-votes will be treated as votes present for the purpose of determining a quorum at the Annual Meeting. Broker non-votes will not be counted as shares entitled to be voted on any matter.

     A copy of the Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. The Company has filed an Annual Report on Form 10-K for the year ended December 31, 1998 with the Securities and Exchange Commission (the "SEC"). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to U.S. Physical Therapy, Inc., 3040 Post Oak Blvd., Suite 222, Houston, Texas 77056, Att'n: Dorothy Flato, Corporate Secretary.

                      ELECTION OF DIRECTORS

     The Board of Directors is currently composed of eight members and one vacancy. All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director.

     At the Annual Meeting, nine directors will be elected for one-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the persons named below as nominees of the Board of Directors. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Information as to Nominees

     The following table sets forth the names of the Board of Directors' nine nominees for election as directors. Each of these persons currently serves as a director of the Company, except for Mr. Broussard who is being nominated for a term as a director for the first time at the Annual Meeting. Also set forth is certain other information with respect to each such person's age, the period during which he has served as a director and positions currently held with the Company.

                                                   Position(s)
                                   Director         Held With
Nominees:                Age (a)   Since (b)       the Company

J. Livingston Kosberg      62        1990       Chairman of the Board

Mark J. Brookner           54        1990       Vice Chairman of the
                                                Board

Roy W. Spradlin            50        1994       President, Chief
                                                Executive Officer and
                                                Director

Daniel C. Arnold           69        1992       Director

James B. Hoover            44        1993       Director

Marlin W. Johnston         67        1992       Director

Richard C.W. Mauran        66        1993       Director

Albert L. Rosen            75        1992       Director

Bruce D. Broussard         36         n/a       Nominee

(a)  At March 31, 1999.

(b) Messrs. Kosberg and Brookner have served as directors of each corporate predecessor (and subsidiaries thereof) of the Company since the formation of the original predecessor, National Rehab Associates, Inc., in June 1990. Mr. Brookner also served as an officer of all predecessors (and subsidiaries thereof) of the Company. Mr. Kosberg served as an officer of certain, but not all, predecessors (and subsidiaries thereof) of the Company.

     The principal occupation of each nominee for the past five years is set forth below.

     J. Livingston Kosberg has served as Chairman of the Board of the Company since April 1992 and as the Company's Chief Executive Officer from April 1992 to August 1995. From September 1991 to
June 1995, Mr. Kosberg also served as Chairman of the Board and was employed by CareerStaff Unlimited, Inc., which is a national provider of temporary rehabilitation therapist staffing. Prior to April 1992, Mr. Kosberg was primarily engaged in managing personal investments through a variety of ventures and entities, including National Rehab Associates, Inc., the Company's predecessor.

     Mark J. Brookner has served as Vice Chairman of the Board of the Company since August 1998. Mr. Brookner served as Chief Financial Officer of the Company from April 1992 to August 1998 and also served as Secretary and Treasurer during portions of that time. From August 1991 through June 1994, Mr. Brookner served as Vice President of the corporate general partner of Therapists Unlimited, L.P., a predecessor of CareerStaff Unlimited, Inc.

     Roy W. Spradlin has served as President and Chief Operating Officer of the Company since May 1994. Effective August 1995, Mr. Spradlin was named the Company's Chief Executive Officer. From 1991 to May 1994, Mr. Spradlin was President of outpatient clinics for Pinnacle Rehabilitation Inc. ("Pinnacle"). Pinnacle is a wholly-owned subsidiary of Pinnacle Care Inc., which provides rehabilitation services in nursing homes, hospitals and owned and operated outpatient physical therapy clinics. From 1988 through 1991, he was the Vice President of outpatient clinics in Missouri and Kansas for Pinnacle.

     Daniel C. Arnold has been engaged primarily in managing personal investments since April 1988, except for the period February 1989 to April 1991, when he served as Chairman of the Board and Chief Executive Officer of Farm & Home Financial Corporation and its wholly-owned subsidiary, Farm & Home Savings Association. In April 1991, Mr. Arnold retired from these positions, except that he remained Chairman of the Boards until retiring as such in October 1991. His directorships in these institutions terminated on June 30, 1994 upon acquisition by another company. He also serves as a Director of Parkway Properties, Inc., a real estate investment trust whose holdings are predominately office buildings, and Belco Oil & Gas Corp., an oil and gas exploration and production company.

     James B. Hoover is the founding managing member of Dauphin Capital Partners, a health care venture capital firm established in 1998. For the previous six years, he was a general partner of Welsh, Carson, Anderson & Stowe, a management buyout firm focused on the acquisition of health care and information services companies. Prior thereto, Mr. Hoover was a general partner with the investment banking firm of Robertson, Stephens & Company, serving initially as a senior medical industry research analyst and subsequently as manager of the firm's health care corporate finance group. Mr. Hoover presently serves on the Board of Directors of New American Healthcare, a rural hospital management company, Centennial Healthcare
Corporation, a subacute and rehabilitation services provider, and several privately owned health care companies.

     Marlin W. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since September 1993.
During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas
Department of Protective and Regulatory Services.

     Richard C.W. Mauran has been engaged primarily in managing personal investments for more than the past five years. Mr. Mauran was appointed a director of the Company in August 1993. He also serves on the Board of Directors of French Fragrances Inc., a perfume company.

     Albert L. Rosen retired as President and General Manager of the San Francisco Giants major league baseball team in December
1992.  He had served in such position since September 1985.

     Bruce D. Broussard has been the Chief Executive Officer of HarborDental Properties, a dental development company specializing in free-standing upscale dedicated dental buildings, since December 1997. He was Executive Vice President and Chief Financial Officer of Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services, from January 1996 to October 1997. For the period from 1993 to 1996, he was the Chief Financial Officer and director of Sun Health Care Group, a health care provider.

Corporate Governance and Other Matters

     The Board of Directors has appointed an Audit Committee whose members currently consist of Messrs. Johnston (chairman), Arnold and Brookner. The Audit Committee is responsible for engaging the Company's independent auditors and reviewing with them the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee met two times during 1998.

     The Board has a Compensation Committee, the current members of which are Messrs. Arnold (chairman), Rosen and Hoover. The
Compensation Committee reviews matters concerning compensation of employees of the Company. During 1998, the Compensation Committee held three meetings.

     The Board has a Stock Option Committee, the current members of which are Messrs. Arnold (chairman), Rosen and Hoover. The Stock Option Committee reviews matters concerning the Company's stock option plans. During 1998, the Stock Option Committee held two meetings.

     The Board of Directors has a Corporate Compliance Committee, the current members of which are Messrs. Johnston (chairman), Spradlin and Brookner. During 1998, the Corporate Compliance
Committee held four meetings.

     In November 1994, the Board of Directors established the Executive Committee whose members are Messrs. Kosberg, Arnold and Hoover. The Executive Committee assists management by providing advice and recommendations when needed and performs such other services as delegated by the Board of Directors. During 1998, the Executive Committee did not hold any meetings.

     There is no separate Nominating Committee of the Board of Directors.

     During 1998, the Company's Board of Directors held four meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company and of all committees of the Board of Directors of the Company on which he served.

Compensation of Directors

     Directors who are also employees of the Company are not compensated separately for serving on the Board. Each of the Company's directors who are not employees of the Company received $3,500 for attendance at each regular meeting of the Board of Directors. Directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings. In November 1998, five of the Company's current non-employee directors, Daniel C. Arnold, James B. Hoover, Marlin W. Johnston, Richard C.W. Mauran and Albert L. Rosen, each received ten-year non-qualified options to purchase 6,000 shares of the Company's common stock. The exercise price of these options, which were granted under the Company's 1992 Stock Option Plan, is $9.4375 per share. J. Livingston Kosberg received $75,000 for serving as Chairman of the Board in 1998. Mark J. Brookner was named Vice Chairman of the Board effective August 3, 1998 and received $31,250 for serving in that capacity during 1998.

                     EXECUTIVE COMPENSATION

Compensation

     The following table shows the compensation paid by the Company and its subsidiaries during 1998, 1997 and 1996 to the Company's
Chief Executive Officer.

None of the Company's executive officers received compensation in excess of $100,000 during 1998.

                   Summary Compensation Table

                                                        Long-Term
                                                      Compensation
                           Annual Compensation           Awards
                                                       Securities
Name and                 Fiscal                        Underlying
Principal Position(s)     Year      Salary     Bonus    Options(#)

Roy W. Spradlin (a)      1998    $ 180,000   $ 35,000    100,000
 President and Chief     1997      165,000     35,000     15,000
 Executive Officer       1996      150,000     30,000     15,000

(a)Mr. Spradlin became President and Chief Operating Officer in May 1994. In August 1995, he was named Chief Executive Officer.

Option Grants

     The following table contains information with respect to grants of stock options to the Company's Chief Executive Officer during the year ended December 31, 1998.

                Option Grants in 1998 Fiscal Year

                         Individual Grants
                                                              Potential
               Number of  % of Total                       Realizable Value
              Securities    Options                        at Assumed Annual
              Underlying  Granted to  Exercise              Rates of Stock
                Options    Employees  or Base             Price Appreciation
                Granted    in Fiscal   Price  Expiration   for Option Term(b)
Name            (#) (a)       Year     ($/Sh)    Date        5% ($)   10% ($)

Roy Spradlin   100,000        44%    $10.4375  09/09/08  $656,409   $1,663,469
                          __________________

(a) The options vest one-fourth on each of the second, third, fourth and fifth anniversaries of the date of grant. Vesting will be accelerated in the event of a "change in control" of the Company (defined generally as the acquisition of 50% or more of the Company's outstanding voting stock, a change in a majority of the Board of Directors or a merger, consolidation or acquisition of all or substantially all of the assets of the Company), subject to certain limitations if vesting would result in adverse tax consequences to the optionee. The per share option exercise price equaled the fair market value of a share of the Company's common stock on the date of grant, as determined in accordance with the Company's 1992 Stock Option Plan.

(b) The options granted to Mr. Spradlin are non-incentive stock options which expire ten years from the date of grant.

Option Exercises and Holdings

     The following table sets forth the 1998 year-end value of all unexercised in-the-money options held by the Company's Chief
Executive Officer.  No options were exercised by the Company's
Chief Executive Officer during 1998.

            Aggregated Option Exercises in Last Fiscal Year
                     and FY-End Option Values

                                                  Value of Securities
                                                Underlying Unexercised
                         Number of Securities    In-the-Money Options
                        Underlying Unexercised    at FY-End ($)(a)
                          Options At FY-End (#)      Exercisable/
Name                   Exercisable/Unexercisable    Unexercisable

Roy W. Spradlin              86,250/173,750        $60,938/$20,313

(a) Market value of underlying securities at year-end of $8.375 per share minus the exercise or base price of in-the-money options at year-end.

Employment Agreements

     Mr. Spradlin has entered into an amended and restated employment agreement with the Company dated as of February 24, 1998, which supersedes his amended and restated employment agreement with the Company dated as of February 21, 1997. Under his new employment agreement, Mr. Spradlin is employed as President and Chief Executive Officer for a five-year term ending on February
21, 2002. Pursuant to the terms of his new employment agreement, Mr. Spradlin's base salary was $165,000, subject to review at least annually with increases based on performance. Additionally, Mr. Spradlin is eligible to receive cash bonuses payable at the discretion of the Board of Directors and, subject to conditions of eligibility, is entitled to participate in any employee benefit plans adopted by the Company. Mr. Spradlin's new employment agreement may be terminated by the Company prior to the expiration of its five-year term in the event (i) he becomes disabled for 90 consecutive days or (ii) his employment is terminated for "cause"
(as defined in the agreement).  In the event that (i) Mr.
Spradlin's employment is terminated without "cause," (ii) the Company sells all or substantially all of its assets, (iii) more than 50% of the Company's outstanding common stock is transferred or sold by the Company's stockholders,
 (iv) the Company completes a merger or consolidation in which the stockholders of the Company immediately prior to the merger or consolidation own less than 50% of the surviving company or (v) the Company is dissolved in a voluntary or involuntary dissolution, Mr. Spradlin would be entitled to receive a lump sum termination/severance benefit equal to one and one-half times his annual salary plus bonus for the then most recent 12-month period.
Under his new employment agreement, in the event of his death, Mr. Spradlin's heirs or beneficiaries would become entitled to receive a payment equal to one year's annual salary. Mr. Spradlin's new employment agreement further contains a covenant not to compete during its five-year term and for a one year period following the termination of his employment.

Certain Transactions

     In May 1994, the Company completed the issuance and sale of $3,000,000 aggregate principal amount of 8% Convertible Subordinated Notes, Series C due June 30, 2004 (the "Series C Notes"). The Series C Notes were issued at par in a private placement to Sloan Financial Corporation ("Sloan Financial"), a company which is controlled by one of the Company's directors, Mr. Richard C. W. Mauran. The Series C Notes are convertible, at the option of the holder, into the number of whole shares of common stock of the Company determined by dividing the principal amount converted by $10.00, subject to adjustment upon the occurrence of certain events. Interest on the Series C Notes is payable at a rate of 8% per annum, payable quarterly. Holders of Series C Notes also have certain registration rights with respect to the underlying common shares. Sloan Financial also owns $2,000,000 aggregate principal amount of the Company's 8% Convertible Subordinated Notes due June 30, 2003 (the "Notes"), which were issued by the Company at par in June 1993. The conversion price of the Notes is also $10.00, subject to adjustment as provided in the Notes. Interest on the Notes is also payable quarterly at an annual rate of 8%, and holders of the Notes possess certain registration rights with respect to the underlying shares. See "Principal Holders of Voting Securities."

Stock Performance Graph

     The following performance graph compares the cumulative total stockholder return of the Company's common stock to The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index for the period from December
31, 1993 through December 31, 1998. The graph assumes that $100 was invested in each of the Company's common stock and the companies listed on The Nasdaq Stock
Market United States Index and The Nasdaq Stock Market Healthcare Index on December 31, 1993 and that any dividends were reinvested.


 Comparison of Five Years Cumulative Total Return for the Year
                    Ended December 31, 1998*

                                       The Nasdaq
Measurement Period                    Stock Market     The Nasdaq Stock
(Fiscal Year          U.S. Physical   United States        Market
  Covered)            Therapy, Inc.      Index         Healthcare Index

12/31/93                   $100           $100           $100
12/31/94                    114           -102            107
12/31/95                    119            138            136
12/31/96                    101            170            136
12/31/97                    122            209            138
12/31/98                   -113            293            119

*Cumulative total return assumes an initial investment of $100 on December 31,1993 and the reinvestment of dividends. There were no dividends paid by the Company during the period presented.

Report on Executive Compensation

     The Board of Directors and its Compensation and Stock Option Committees have prepared the following report on the Company's policies with respect to the compensation of executive officers for 1998. The Board of Directors makes all decisions on compensation of the Company's executive officers (other than stock options), based upon recommendations of the Compensation Committee.
Decisions as to the grant of stock options are made by the Stock
Option Committee.

Compensation of Executive Officers

     The compensation policies of the Company are designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive compensation. The Company's policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. The Company believes that grants of stock options to executives, as well as to employees generally, help align the interests of such persons with the interests of Company stockholders.

     The following describes in more specific terms the elements of compensation of executive officers for 1998.


     Base Salaries

     Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the Compensation Committee and the Board based on, among other things, individual performance and responsibilities.

     Incentive Compensation

     Based on performance, incentive opportunities are available to a wide range of Company employees. Incentive compensation is effective in reinforcing both the overall values of the Company and the specific operating goals of the various business units.

     Incentive compensation programs are designed to focus employees' attention on the key performance goals of the Company, to identify the expected levels of performance and to reward individuals who meet or exceed such expectations. The aggregate amounts available for incentive awards are determined by the overall financial performance of the Company. The actual awards paid to individual recipientsare formulated by management and approved by the Compensation Committee at its discretion.

     Stock Option Awards

     The Company's 1992 Stock Option Plan, as amended, (the "1992 Option Plan") and the Executive Option Plan (the "Executive Plan") were approved by the Board of Directors and the stockholders of the Company to align employee and outside directors' interests with stockholders' interests, to provide incentives to key employees of the Company by encouraging their ownership of common stock and to aid the Company in attracting and retaining such key employees, upon whose efforts the Company's success and future growth depends.

     Options are granted at the discretion of the Stock Option Committee. Individual grant sizes are determined based on organizational and individual performance. At the discretion of the Stock Option Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions.

     During 1998, the Company granted options covering a total of 262,800 shares of Company common stock to 46 directors, officers and employees, including an option for 100,000 shares granted to Mr. Spradlin. The per share exercise price of all options granted in 1998 equaled the fair market value of a share of Company common stock on the date of grant. At December 31, 1998, 115,075 shares were available for future grant under the 1992 Option Plan and no shares were available for future grant under the Executive Plan.

     Stock option grants made to executive officers in 1998 reflect significant individual performance and contributions relating to the Company's operations, including implementation of the Company's development program.

     Other

     The Company has a 401(k) profit sharing plan covering all employees with three months of service. The Company may make discretionary contributions of up to 50% of employee contributions. The Company did not make any contributions during 1998.

Compensation of Chief Executive Officer

     Mr. Spradlin received a salary of $180,000, $165,000 and $150,000 in 1998, 1997 and 1996, respectively. He also received bonuses totaling $35,000, $35,000 and $30,000 in 1998, 1997 and
1996, respectively. Although Mr. Spradlin participated in the Company's 401(k) Plan for 1996 through 1998, the Company did not make any matching contributions to such plan during these years.
In addition to cash compensation, Mr. Spradlin was granted 100,000, 15,000 and 15,000 options to purchase shares of common stock under the 1992 Option Plan during 1998, 1997 and 1996, respectively.

Compensation Deductibility Policy

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation."


     In general, the Company's policy is to maximize the extent of tax deductibility of executive compensation under the provisions of
Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                                   Respectfully submitted,

The Board of Directors             Compensation Committee
J. Livingston Kosberg              Daniel C. Arnold
Roy W. Spradlin                    James B. Hoover
Mark J. Brookner                   Albert L. Rosen
Daniel C. Arnold
James B. Hoover                    Stock Option Committee
Marlin W. Johnston                 Daniel C. Arnold
Albert L. Rosen                    James B. Hoover
Richard C.W. Mauran                Albert L. Rosen

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. The Company believes that during 1998 all Section 16(a) filing requirements applicable to the Company's directors and officers were complied with on a timely basis.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP acts as the Company's independent public accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                    STOCK OWNED BY MANAGEMENT

     The following table sets forth information as of April 19, 1999 with respect to the shares of the Company's common stock beneficially owned by each director and director nominee of the Company, the Company's Chief Executive Officer and by all directors and executive officers as a group.

                                  Amount and              Percent of
Name and Address                   Nature of             Common Stock
of Beneficial Owner         Beneficial Ownership(a)       Outstanding

Daniel C. Arnold                 179,500     (b)            4.87%
  Director

Mark J. Brookner                 126,250                    3.44
  Vice Chairman of the Board

James B. Hoover                   81,000     (c)            2.20
  Director

Marlin W. Johnston                53,000                    1.45
  Director

J. Livingston Kosberg            508,330     (d)           14.04
  Chairman of the Board

Richard C.W. Mauran              538,000     (d)           12.93
  Director

Albert L. Rosen                   91,000                    2.48
  Director

Roy W. Spradlin                   94,500                    2.54
  President, Chief Executive
  Officer and Director

All directors and              1,709,580                   37.64
  executive officers as
  a group (12 persons)

* Less than 1%.

         (a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from April 19, 1999. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. All persons shown in the table above have sole voting and investment power, unless otherwise indicated. This table includes 403,250 shares of common stock subject to outstanding options which are exercisable within 60 days from April 19, 1999. Of such shares, Messrs. Arnold,
         Brookner, Hoover, Johnston, Mauran, Rosen and Spradlin hold options to purchase 51,000, 51,250, 51,000, 41,000, 38,000,
         41,000 and 92,500 shares, respectively. This table also includes 217,500 shares that can be acquired upon conversion of $2,175,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes due June 30,
         2003 and 300,000 shares that can be acquired upon conversion of $3,000,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes, Series C due
         June 30, 2004.

         (b) Includes 50,000 shares owned by the Arnold Family Limited Partnership; 16,000 shares owned by the Bintliff 1990 Limited Partnership; 50,000 shares owned by Arnold 1997 Limited Partnership; and 12,500 shares that can be acquired upon conversion of $125,000 aggregate principal amount of the Company's outstanding 8% Subordinated Notes due June 30, 2003 held by the Arnold Family Limited Partnership. Mr. Arnold is the managing general partner of the Arnold Family Limited Partnership and the Arnold 1997 Limited Partnership and a general partner of the Bintliff 1990 Limited Partnership. As such, he has shared voting and dispositive power over the shares held by the three partnerships. Mr. Arnold disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

      (c) Includes 5,000 shares that can be acquired upon conversion of $50,000 aggregate principal amount of the Company's outstanding
         8% Convertible Subordinated Notes due June 30,2003 owned by
         Mr.Hoover.

      (d)      See "Principal Holders of Voting Securities".


                         PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of April 19, 1999 with respect to the ownership of shares of common stock by the persons known to management to be the beneficial owners of more than 5% of the Company's outstanding common stock. The information is based on the most recent statements on Schedule 13D or 13G filed on behalf of such persons or on other information available to the Company.

                                     Amount and             Percent of
Name and Address                     Nature of             Common Stock
of Beneficial Owner             Beneficial Ownership       Outstanding

J. Livingston Kosberg               508,330 (a)              14.04%
  3040 Post Oak Blvd., Suite 222
  Houston, Texas  77056

Clarence E. Mayer                   337,500 (b)               9.34
  5847 San Felipe, Suite 1700
  Houston, Texas  77057

Richard C.W. Mauran                 538,000 (c)              12.93
  Sloan Financial Corporation
  31 Burton Ct.
  Franklins Row
  London, SW 3, England

J. Carlo Cannell d/b/a              358,600 (d)               9.93
  Cannell Capital Management
  750 Battery Street
  San Francisco, California 94111

     (a) The Schedule 13G of Mr. Kosberg dated February 2, 1999 states that such amount includes 56,250 shares held by the Dolores Wilkenfeld Trust, 442,080 shares held by the Livingston
     Kosberg Trust and 10,000 shares held individually in Mr.
     Kosberg's name. Mr. Kosberg is the trustee of both trusts and the income beneficiary of the Livingston Kosberg Trust. The reported share amount excludes 1,170 shares held by Mr.
     Kosberg's wife and 48,000 shares held by Mr. Kosberg's three children and their spouses. Mr. Kosberg disclaims beneficial ownership of such shares.

     (b) The Schedule 13D of Mr. Mayer dated February 16, 1993 states that he has sole voting and dispositive power over the entire number of such shares.

     (c) Includes 200,000 shares of Company common stock that may be acquired by Sloan Financial Corporation ("Sloan Financial"), of which Mr. Mauran is the controlling stockholder, upon conversion of $2,000,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes due
     June 30, 2003 owned by Sloan Financial and 300,000 shares of Company common stock that may be acquired by Sloan Financial upon conversion of $3,000,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes, Series C, due June 30, 2004 owned by Sloan Financial. The

     Schedule 13D of Sloan Financial and Mr. Mauran dated May 3, 1994 states that they possess shared voting and shared dispositive power over the entire number of such shares. Also includes 38,000 director options held by Mr. Mauran.

     (d) The Schedule 13G of J. Carlo Cannell d/b/a Cannell Capital Management dated November 17, 1998 states that Cannell Capital has shared voting and shared dispositive power over the entire number of such shares; Tongo Partners, L.P. has sole voting and sole dispositive power over 181,100 shares; Pleiades Investment Partners, L.P. has sole voting and sole dispositive power over 26,500 shares; The Cuttyhunk Fund Limited has sole voting and sole dispositive power over 112,500 shares; Canal, Ltd. has sole voting and sole dispositive power over 29,600 shares; Goldman Sachs Performance Partners (Offshore), L.P.
     has sole voting and sole dispositive power over 3,000 shares and Goldman Sachs Performance Partners, L.P. has sole voting and sole dispositive power over 5,900 shares. Mr. Cannell is a general partner of Tonga Partners, L.P. and is the investment advisor of each of the other named entities.


      DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
       PRESENTED AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented by any stockholder for action at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company on or before December 24, 1999 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the 2000 Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.


                          OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the stockholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              By Order of the Board of Directors

                              /s/ Dorothy N. Flato

                              Dorothy N. Flato
                              Corporate Secretary and Treasurer


Houston, Texas
April 29, 1999
                   U.S. PHYSICAL THERAPY, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- May 25, 1999

    THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of U.S. Physical Therapy, Inc. (the "Company") hereby appoints J. Livingston Kosberg and Dorothy
N. Flato, and each of them, with full power of substitution in each, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 1999 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 25, 1999, at 10:00 a.m. (CDT), at the Company's office at 3040 Post Oak Boulevard, Suite 222, Houston, Texas, and at any adjournments thereof, upon the following matters.

     This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before its exercise.



      (continued and to be signed and dated on reverse side)

     1. Election of nine directors for one-year terms. Nominees: J. Livingston Kosberg, Roy W. Spradlin, Mark J. Brookner, Daniel
     C. Arnold, James B. Hoover, Marlin W. Johnston, Richard C.W.
     Mauran, Albert L. Rosen and Bruce D. Broussard.

FOR all nominees listed              WITHHOLD AUTHORITY
above (except as marked              to vote for all nominees
to the contrary below).              listed.


(INSTRUCTION:  To withhold authority to vote for any individual nominee, print that nominee's name on the space provided below.)
           ___________________________________________

     2. As determined by a majority of the Company's Board of Directors, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

                              Please date and sign exactly as
                              name appears hereon and return in
                              the enclosed envelope.

                              Date:_________________________

                              ______________________________
                              Signature of Stockholder or
                              Authorized Representative

                              (Only one signature is required
                              in the case of stock ownership
                              in the name of two or more
                              persons.)